SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-05426
SERIES NO.: 22


74U.  1  Number of shares outstanding (000's Omitted)
         Class A                                                        500
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                        114
         Class C                                                        124
         Institutional                                                   75


74V.  1  Net asset value per share (to nearest cent)
         Class A                                                      $8.83
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                      $8.79
         Class C                                                      $8.79
         Institutional                                                $8.85